Exhibit 10.1

September 29, 2005

The Board of Directors ShopKo Stores, Inc. 700 Pilgrim Way Green Bay, Wisconsin 54304

RE:

Second Amendment to Agreement and Plan of Merger ("Second Amendment")

Ladies and Gentleman:

We refer to the Agreement and Plan of Merger by and among Badger Retail Holding, Inc., Badger Acquisition Corp. and ShopKo Stores, Inc. dated as of April 7, 2005, as amended by the First Amendment thereto, dated September 9, 2005 (as so amended, the "Merger Agreement"). The parties to the Merger Agreement wish to amend the Merger Agreement on the terms set forth herein, and to clarify certain matters with respect to the transactions contemplated in the Merger Agreement.  All capitalized terms used in this Second Amendment and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

In consideration of the warranties, covenants and agreements set forth in this Second Amendment, the parties hereto agree as follows:

1.  Section 2.7 of the Merger Agreement is hereby amended by deleting the reference to "$25.00" in the first sentence thereof, and inserting "$25.50" in its place.

2.  Section 3.22 of the Merger Agreement is hereby amended by deleting the first sentence thereof, and inserting the following in its place:

"No "fair price," "merger moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including the provisions of Sections 180.1130 to 180.1134 and Sections 180.1140 to 180.1144 of the WBCL, inclusive) applies or purports to apply to the Company with respect to this Agreement, the Merger or any other transaction contemplated hereby. The Company Board has taken all necessary and appropriate actions to approve, in accordance with Sections 180.1140 and 180.1144 of the WBCL (to the extent applicable) and Article V of the Company Articles, the acquisition by Parent and Acquisition Sub of beneficial ownership of Company Common Stock pursuant to the Levco Voting Agreement."

3.  Section 4.6 of the Merger Agreement is hereby amended by deleting the Section in its entirety and inserting the following in its place:

"Section 4.6

Acquiror Entity's Operations.  Each Acquiror Entity was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and except for the execution, delivery and performance of the Levco Voting Agreement and the Reimbursement Agreement, has not, other than in connection with the transactions contemplated hereby or thereby and other than those incidental to its organization and maintenance of corporate existence, (i) engaged in any business activities, (ii) conducted any operations, (iii) incurred any liabilities or (iv) owned any assets or property."

4.  Section 4.7 of the Merger Agreement is hereby amended by inserting the following at the end of such Section 4.7:

", except to the extent any Acquiror Entity may be deemed to beneficially own shares of Company Common Stock in connection with its execution, delivery and performance of the Levco Voting Agreement."

5.  Section 4.8 of the Merger Agreement is hereby amended by (a) deleting the reference to "$27 million" in clause (ii) thereof and inserting "$31.75 million" in its place; and (b) deleting the reference to “$3 million” in clause (ii) thereof and inserting “$3.25 million” in its place.

6.   Section 8.1 of the Merger Agreement is hereby amended by adding the following definitions:

"Levco Voting Agreement" means that certain voting agreement, dated as of September 29, 2005, by and among Parent, Acquisition Sub, and each of Levco Alternative Fund, Ltd., Purchase Associates L.P., Purchase Associates II, L.P., Alvarado Capital Partners, L.P., Levco GP, Inc., John A. Levin & Co., Inc. and BKF Capital Group, Inc."

"Reimbursement Agreement"  means that certain letter agreement, dated as of September 29, 2005, by and among  Parent, Acquisition Sub, and each of Levco Alternative Fund, Ltd., Purchase Associates L.P., Purchase Associates II, L.P., Alvarado Capital Partners, L.P., Levco GP, Inc., John A. Levin & Co., Inc. and BKF Capital Group, Inc."

7.  The Company represents and warrants to Parent and Acquisition Sub as follows:

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

(b) The Company has the requisite corporate power and authority to execute and deliver this Second Amendment and (subject to receipt of the Company Shareholder Approval) to perform its obligations hereunder. The execution and delivery of this Second Amendment and the performance of its obligations hereunder have been duly and validly authorized by all necessary corporate action (subject to receipt of the Company Shareholder Approval). This Second Amendment has been duly executed and delivered by the Company, and constitutes, assuming due authorization, execution and delivery of this Second Amendment by Parent and Acquisition Sub, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

8.  Each of Parent and Acquisition Sub hereby jointly and severally represents and warrants to the Company as follows:

(a) Each Acquiror Entity is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) Each Acquiror Entity has the requisite corporate power and authority to execute and deliver this Second Amendment and to perform its obligations hereunder. The execution and delivery of this Second Amendment and the performance of its obligations hereunder have been duly and validly authorized, and this Second Amendment has been approved and adopted by the Board of Directors of each Acquiror Entity, and no other corporate proceedings on the part of either Acquiror Entity are necessary to authorize the execution, delivery and performance of this Second Amendment. Concurrently with the execution of this Second Amendment, Parent, as the sole shareholder of Acquisition Sub, is approving this Second Amendment and the transactions contemplated hereby, including the Merger. This Second Amendment has been duly executed and delivered by each Acquiror Entity and constitutes, assuming due authorization, execution and delivery of this Second Amendment by the Company, a valid and binding obligation of each Acquiror Entity, enforceable against each Acquiror Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

9.  For the avoidance of doubt, from and after the date of this Second Amendment, references in the Merger Agreement to the “Agreement” or any provision thereof shall be deemed to refer to the Merger Agreement or such provision as amended hereby unless the context otherwise requires, and references in the Merger Agreement to the “date hereof” or the “date of this Agreement” shall be deemed to refer to April 7, 2005.

10.  The provisions of the Merger Agreement set forth in Sections 8.2, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10 and 8.12 are incorporated herein by reference, and are deemed to be part of this Second Amendment.

11.  Except as expressly set forth herein, this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Merger Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Merger Agreement, all of which shall continue in full force and effect.

[SIGNATURE PAGE FOLLOWS]

Please indicate your agreement with the forgoing by executing two copies of this Amendment and returning one copy to the undersigned.

Yours truly,

BADGER RETAIL HOLDING, INC.

By:

/s/ Michael S. Israel

Name:  Michael S. Israel

Title:    Secretary and Treasurer

BADGER ACQUISITION CORP.

By:

/s/ Michael S. Israel

Name:  Michael S. Israel

Title:    Secretary and Treasurer

Agreed to and acknowledged by this 29th day of September, 2005:

SHOPKO STORES, INC.

By:

/s/ Steven R. Andrews

Name:  Steven R. Andrews

Title:    Senior Vice President